UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Highland Boulevard, Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2007, the Board of Directors of Solar Thin Films, Inc. (the “Company”) appointed Csaba Toro as a director of the Company to fill an existing vacancy on the Board. Csaba Toro also serves as the Chief Executive Officer of the Company. Mr. Toro’s employment agreement, which was entered into in October 2006, contains the following terms:

•	base salary of $200,000 per year;
•	the issuance of 73,529 shares of common stock per year;
•	a bonus paid pursuant to the Executive Officer Incentive Plan as determined by the Board of Directors;
•
a ten year option to purchase 3,000,000 shares of common stock at an exercise price of $1.36 per share on a cashless basis. Although the option has vested immediately, Mr. Toro is only permitted to sell 83,334 shares per month on a cumulative basis;

•	participation in all employee benefit plans and programs; and
•	reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement. Mr. Toro may terminate this agreement for any reason whatsoever through December 15, 2006 (the “Limited Termination Date”). In the event that Mr. Toro terminates the agreement prior to the Limited Termination Date, then Mr. Toro will not be entitled to any further compensation and all securities issued to Mr. Toro shall be terminated and/or cancelled.

In 1995, Mr. Toro founded and served as the managing director of one of the first Hungarian internet service providers, E-Net Co. In 1997, E-Net and other Internet service providers were combined to create EuroWeb Hungary Ltd. (“Euroweb Hungary”), a wholly-owed subsidiary of Euroweb International Corp., a Nasdaq listed company (“Euroweb International”). Mr. Toro served as the President and Chief Executive Officer of Euroweb Hungary. In 1998, Mr. Toro was appointed as the Chief Operational Officer of EuroWeb International. In 2002, Mr. Toro was appointed as Chairman and until recently Chief Executive Officer of Euroweb International. During his leadership, in addition to its subsidiary in Hungary, EuroWeb made several acquisitions of other internet service providers in Romania, Slovakia and the Czech Republic resulting in EuroWeb International becoming a leading Internet service provider in the Central Eastern European region. In February 2001, in addition to his employment with Euroweb International, Mr. Toro served as the Operational Deputy CEO, and then the Chief Executive Officer, of PanTel Telecommunications and Communications Company (“Pantel”), an alternative telecom provider in Hungary. Mr. Toro resigned from Euroweb in June 2006 after assisting the company dispose of its Internet related assets.

In 1990, Mr. Törő graduated from the Hungarian Technical University as a transportation engineer. Between 1991 and 1995 he lived and studied in New York City, and received his second diploma from New York University. Mr. Toro is one of the founders and also the President of the Association of Alternative Telecommunications Service Providers. In 2005, Mr. Törő received the Tivadar Puskas award from the Ministry of Informatics and Communications and in March 2006 he received the KNIGHT’S CROSS ORDER OF MERIT OF THE REPUBLIC OF HUNGARY - honoring his intense contribution to the development of the information society, the liberalization of the telecommunication market and the penetration of the Internet within Hungary.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

Not applicable

(b)  Pro forma financial information.

Not applicable

(c)  Shell company transactions.

Not applicable

(d)  Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Solar Thin Films, Inc. and Csaba Toro*
10.2	Stock Option Agreement by and between Solar Thin Films, Inc. and Csaba Toro*

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: March 20, 2007	By:	/s/ Csaba Toro
	Name:	Csaba Toro
	Title:	Chief Executive Officer